Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2016 RESULTS
EPS of $0.76

First Quarter 2016 Key Metric Highlights
▪ Sales declined 16.3% reflecting unfavorable foreign exchange translation and lower volumes
▪ Operating margin held stable at 13.7% of sales
▪ ROIC of 20.4%
▪ Returned $125 million to shareholders through dividends and share repurchases

CLEVELAND, Ohio, Tuesday, April 19, 2016 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2016 net income of $53.6 million, or diluted earnings per share (EPS) of $0.76. This compares with net income of $68.4 million, or EPS of $0.89 in the comparable 2015 period.

First quarter 2016 sales decreased 16.3% to $550.7 million. An 11.4% benefit from price and a 1.6% increase from acquisitions was offset by a 15.0% decline from unfavorable foreign exchange translation and 14.2% lower volumes. Excluding Venezuela, pricing and foreign exchange had 1.0% and 2.2% unfavorable impacts, respectively, on sales in the quarter. Operating income for the first quarter 2016 was $75.3 million, or 13.7% of sales reflecting operational and commercial initiatives focused on managing margins, as well as the benefit of cost reduction actions. This compared with $90.5 million, or 13.8% of sales, in the comparable 2015 period.

“We achieved solid margins and returns this quarter," stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. "While volumes continued to compress on weak industrial demand and challenging year-over-year comparisons, cost reduction actions and solid execution of our operational and commercial initiatives significantly mitigated the impact of year-over-year declines. In this part of the cycle, we continue to invest in innovation, our long-term growth strategies and returning cash to shareholders. We are diligently managing costs and margin performance and are looking for sustainable improvement in industrial sector conditions to drive increased customer demand.”

Dividend and Share Repurchases

The Company’s Board of Directors declared a quarterly cash dividend of $0.32 per share, which was paid on April 15, 2016 to shareholders of record as of March 31, 2016.

During the quarter, the Company returned $125.1 million to shareholders through dividends and the repurchase of 1.9 million of the Company’s common shares. The Company is maintaining its 2016 share repurchase target of $400 million of the Company’s common shares.

Webcast Information

A conference call to discuss first quarter 2016 financial results will be webcast live today, April 19, 2016, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 77332044. Telephone participants are asked to dial in 10-15 minutes prior to the start of the conference call.

Financial results for the first quarter 2016 can also be obtained at http://ir.lincolnelectric.com.

Lincoln Electric Reports First Quarter 2016 Financial Results

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 48 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations, including in highly inflationary countries such as Venezuela; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended March 31,				Fav (Unfav) to Prior Year
	2016	% of Sales	2015	% of Sales	$	%
Net sales	$550,722	100.0%	$657,900	100.0%	$(107,178)	(16.3%)
Cost of goods sold	361,620	65.7%	437,510	66.5%	75,890	17.3%
Gross profit	189,102	34.3%	220,390	33.5%	(31,288)	(14.2%)
Selling, general & administrative expenses	113,810	20.7%	129,891	19.7%	16,081	12.4%
Operating income	75,292	13.7%	90,499	13.8%	(15,207)	(16.8%)
Interest income	430	0.1%	593	0.1%	(163)	(27.5%)
Equity earnings in affiliates	626	0.1%	849	0.1%	(223)	(26.3%)
Other income	661	0.1%	2,610	0.4%	(1,949)	(74.7%)
Interest expense	(3,827)	(0.7%)	(1,844)	(0.3%)	(1,983)	(107.5%)
Income before income taxes	73,182	13.3%	92,707	14.1%	(19,525)	(21.1%)
Income taxes	19,558	3.6%	24,389	3.7%	4,831	19.8%
Effective tax rate	26.7%		26.3%		(0.4%)
Net income including non-controlling interests	53,624	9.7%	68,318	10.4%	(14,694)	(21.5%)
Non-controlling interests in subsidiaries’ loss	(14)	—	(36)	—	22	61.1%
Net income	$53,638	9.7%	$68,354	10.4%	$(14,716)	(21.5%)

Basic earnings per share	$0.77		$0.90		$(0.13)	(14.4%)
Diluted earnings per share	$0.76		$0.89		$(0.13)	(14.6%)
Weighted average shares (basic)	69,585		76,242
Weighted average shares (diluted)	70,246		77,059

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2016	December 31, 2015
Cash and cash equivalents	$220,996	$304,183
Total current assets	902,347	935,995
Property, plant and equipment, net	413,826	411,323
Total assets	1,777,095	1,784,171
Total current liabilities	401,455	370,122
Short-term debt (1)	24,844	4,278
Long-term debt	350,106	350,347
Total equity	892,669	932,448

Net Operating Working Capital	March 31, 2016	December 31, 2015
Accounts receivable	$286,120	$264,715
Inventory	292,709	275,930
Trade accounts payable	159,590	152,620
Net operating working capital	$419,239	$388,025

Net operating working capital to net sales (2)	19.0%	17.1%

Invested Capital	March 31, 2016	December 31, 2015
Short-term debt (1)	$24,844	$4,278
Long-term debt	350,106	350,347
Total debt	374,950	354,625
Total equity	892,669	932,448
Invested capital	$1,267,619	$1,287,073

Total debt / invested capital	29.6%	27.6%

(1)	Includes current portion of long-term debt.

(2)	Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Three Months Ended March 31,
	2016	2015
Operating income as reported	$75,292	$90,499
Special items (pre-tax):	—	—
Adjusted operating income (1)	$75,292	$90,499
As a percent of total sales	13.7%	13.8%
Net income as reported	$53,638	$68,354
Special items (after-tax):	—	—
Adjusted net income (1)	$53,638	$68,354

Diluted earnings per share as reported	$0.76	$0.89
Special items	—	—
Adjusted diluted earnings per share (1)	$0.76	$0.89

Weighted average shares (diluted)	70,246	77,059

Return on Invested Capital	Twelve Months Ended March 31,
	2016	2015
Adjusted net income (1)(2)	$245,467	$300,170
Plus: Interest expense (after-tax)	14,693	6,608
Less: Interest income (after-tax)	1,574	1,711
Adjusted net income before tax effected interest	$258,586	$305,067
Invested capital	1,267,619	1,351,822
Return on invested capital (1)(3)	20.4%	22.6%

(1)
Adjusted operating income, Adjusted net income, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

(2)
Adjusted net income for the twelve months ended March 31, 2016 excludes the after-tax impact of $132.7 million from special items including pension settlement charges, rationalization and asset impairment charges and Venezuelan remeasurement losses related to the adoption of new foreign exchange mechanisms. Adjusted net income for the twelve months ended March 31, 2015 excludes the after-tax impact of $33.6 million from special items including rationalization and asset impairment charges and Venezuelan remeasurement losses related to the adoption of new foreign exchange mechanisms.

(3)	Return on invested capital is defined as rolling 12 months of Adjusted net income excluding tax-effected interest income and expense divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2016	2015
OPERATING ACTIVITIES:
Net income	$53,638	$68,354
Non-controlling interests in subsidiaries’ loss	(14)	(36)
Net income including non-controlling interests	53,624	68,318
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	—	30
Depreciation and amortization	15,625	16,032
Equity earnings in affiliates, net	(2)	(216)
Pension expense	4,144	5,679
Pension contributions and payments	(20,865)	(21,234)
Other non-cash items, net	(2,079)	(18,562)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(16,592)	(25,377)
Increase in inventories	(10,780)	(16,233)
Increase (decrease) in trade accounts payable	4,657	(12,916)
Net change in other current assets and liabilities (1)	(2,911)	55,069
Net change in other long-term assets and liabilities	(460)	2,194
NET CASH PROVIDED BY OPERATING ACTIVITIES	24,361	52,784

INVESTING ACTIVITIES:
Capital expenditures	(8,885)	(12,456)
Proceeds from sale of property, plant and equipment	458	1,187
Other investing activities	—	2,024
NET CASH USED BY INVESTING ACTIVITIES	(8,427)	(9,245)

FINANCING ACTIVITIES:
Net change in borrowings	21,756	101,510
Proceeds from exercise of stock options	2,015	1,733
Excess tax benefits from stock-based compensation	357	537
Purchase of shares for treasury	(102,488)	(102,853)
Cash dividends paid to shareholders	(22,625)	(22,329)
Other financing activities	(3,806)	(20)
NET CASH USED BY FINANCING ACTIVITIES	(104,791)	(21,422)

Effect of exchange rate changes on Cash and cash equivalents	5,670	(11,479)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(83,187)	10,638
Cash and cash equivalents at beginning of period	304,183	278,379
Cash and cash equivalents at end of period	$220,996	$289,017

Cash dividends paid per share	$0.32	$0.29

(1)	Net change in other current assets and liabilities in 2015 includes the receipt of a $25 million tax refund.

Lincoln Electric Holdings, Inc.
Segment Highlights (1)
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended March 31, 2016
Net sales	$359,008	$124,305	$67,409	$—	$550,722
Inter-segment sales	23,831	4,426	2,303	(30,560)	—
Total	$382,839	$128,731	$69,712	$(30,560)	$550,722

EBIT (2)	$61,438	$6,233	$7,711	$1,197	$76,579
As a percent of total sales	16.0%	4.8%	11.1%		13.9%
Special items charge (gain)	—	—	—	—	—
EBIT, as adjusted (3)	$61,438	$6,233	$7,711	$1,197	$76,579
As a percent of total sales	16.0%	4.8%	11.1%		13.9%
Three months ended March 31, 2015
Net sales	$448,837	$139,247	$69,816	$—	$657,900
Inter-segment sales	23,023	5,027	2,011	(30,061)	—
Total	$471,860	$144,274	$71,827	$(30,061)	$657,900

EBIT (2)	$75,415	$10,934	$7,549	$60	$93,958
As a percent of total sales	16.0%	7.6%	10.5%		14.3%
Special items charge (gain)	—	—	—	—	—
EBIT, as adjusted (3)	$75,415	$10,934	$7,549	$60	$93,958
As a percent of total sales	16.0%	7.6%	10.5%		14.3%

(1)	As previously announced on February 9, 2016, the Company realigned its organizational structure into three operating segments which was effective beginning in the first quarter of 2016.

(2)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(3)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2015	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2016
Operating Segments
Americas Welding	$448,837	$(85,063)	$6,977	$80,320	$(92,063)	$359,008
International Welding	139,247	(9,822)	3,465	(3,105)	(5,480)	124,305
The Harris Products Group	69,816	1,390	—	(2,404)	(1,393)	67,409
Consolidated	$657,900	$(93,495)	$10,442	$74,811	$(98,936)	$550,722

Consolidated (excluding Venezuela)	$635,021	$(79,236)	$10,442	$(6,490)	$(13,995)	$545,742

% Change
Americas Welding		(19.0%)	1.6%	17.9%	(20.5%)	(20.0%)
International Welding		(7.1%)	2.5%	(2.2%)	(3.9%)	(10.7%)
The Harris Products Group		2.0%	—	(3.4%)	(2.0%)	(3.4%)
Consolidated		(14.2%)	1.6%	11.4%	(15.0%)	(16.3%)

Consolidated (excluding Venezuela)		(12.5%)	1.6%	(1.0%)	(2.2%)	(14.1%)